UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2011

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On February 8, 2011, United Development Funding IV (“UDF IV”) entered into an Extension Agreement with its unaffiliated private company lender (the “Lender”).  The Extension Agreement provides that UDF IV’s $20,000,000 revolving credit facility (the “Credit Facility”) with the Lender is extended to February 5, 2012.

The interest rate on the Credit Facility is eight and one-half percent (8.5%) per annum.  Accrued interest on the outstanding principal amount of the Credit Facility is payable monthly.  On February 8, 2011, $12,330,000 in principal was outstanding under the Credit Facility.

The Credit Facility is secured by a first priority collateral assignment and lien on certain of UDF IV’s investments.  The Lender may, in its discretion, decide to advance principal to UDF IV under the Credit Facility.  The Lender requires UDF IV to provide additional collateral as a condition of funding additional advances of principal under the Credit Facility.  From time to time, UDF IV may request the Lender to release collateral, and the Lender may require a release price to be paid as a condition of granting its release of collateral.

If a default occurs under the Credit Facility, the Lender may declare the Credit Facility to be due and payable immediately, after giving effect to any notice and cure periods provided for in the loan documents.  A default may occur under the Credit Facility in various circumstances including, without limitation, if (i) UDF IV fails to pay amounts due to the Lender when due, (ii) UDF IV fails to comply with its representations, warranties, covenants and agreements with the Lender, (iii) a bankruptcy action is filled with respect to UDF IV, (iv) UDF IV is liquidated or winds up its affairs, (v) the sale or liquidation of all or substantially all of the assets of UDF IV occurs without the Lender’s prior written consent, or (vi) any loan document becomes invalid, unbinding or unenforceable for any reason other than its release by the Lender.  In such event, the Lender may exercise any rights or remedies it may have, including, without limitation, increasing the interest rate to ten and one-half percent (10.5%) per annum, or a foreclosure of the collateral.  A foreclosure of collateral may materially impair UDF IV’s ability to conduct its business.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information required by this Item 2.03 of this Current Report is also being furnished under Item 1.01 - “Entry into a Material Definitive Agreement.”  The information reported under Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus and our current reports filed with the SEC, which contain a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: February 14, 2011	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer